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                                  EXHIBIT 21

                           OFFSHORE LOGISTICS, INC.


               SUBSIDIARIES OF THE REGISTRANT AT MARCH 31, 1997



                                                                  PERCENTAGE
                                              PLACE OF            OF VOTING
          COMPANY                           INCORPORATION         STOCK OWNED
          -------                           -------------         -----------

Offshore Logistics International, Inc.........  Panama                100%
Petroleum Air Services........................  Egypt                  25%
Hemisco Helicopters International, Inc........  Panama                 49%
Aircopter Maintenance International, Inc......  Panama                 49%
Heliflight Services, Inc......................  Texas                  49%
Guaranty Financial International, N.A.........  Netherlands Antilles   49%
Pumpkin Air, Inc..............................  Texas                 100%
Airlog International, Inc.....................  Panama                100%
Airlog Part Sales, Inc........................  Louisiana             100%
Grasso Corporation............................  Delaware              100%
Heliservicio Campeche S.A. de C.V.............  Mexico                 49%
Cathodic Protection Services Company..........  Delaware               75%
Air Logistics of Alaska, Inc..................  Alaska                100%
Medic Systems, Inc............................  Delaware              100%
Medic Systems International, Inc..............  Panama                100%
Offshore Logistics Management Services, Inc...  Louisiana             100%
Bristow Aviation Holdings Limited.............  England                49%